Exhibit 16

John Hancock Funds II

POWER OF ATTORNEY

I do hereby constitute and appoint Christopher Sechler, Ariel Ayanna, Sarah M. Coutu, Thomas Dee, Suzanne M. Lambert, Kinga Kapuscinski, Nicholas J. Kolokithas, Edward Macdonald, Mara Moldwin, Harsha Pulluru, Betsy Anne Seel, and Steven Sunnerberg, or any one of them, my true and lawful attorneys to execute a registration statement, and any amendments thereto, to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Funds II (the “Trust”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statement, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s registration statement on Form N-14 relating to the fund combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Fund Combination

John Hancock Short Duration Credit Opportunities Fund, a series of John Hancock Funds II, into

John Hancock Opportunistic Fixed Income Fund, a series of John Hancock Funds II

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS HEREOF, I have hereunder set my hand on this instrument as of the 24th day of June, 2021.

Name	Signature	Title
Andrew G. Arnott	/s/ Andrew G. Arnott	Trustee
Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee
James R. Boyle	/s/ James R. Boyle	Trustee
Peter S. Burgess	/s/ Peter S. Burgess	Trustee
William H. Cunningham	/s/ William H. Cunningham	Trustee
Grace K. Fey	/s/ Grace K. Fey	Trustee
Marianne Harrison	/s/ Marianne Harrison	Trustee
Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee
Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee
Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee
Frances G. Rathke	/s/ Frances G. Rathke	Trustee
Gregory A. Russo	/s/ Gregory A. Russo	Trustee